ICM SERIES TRUST
                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of the 1st of January 2002 and amended the 20th day of May 2004 and again on the 1st day of September 2004, by and between ICM
Series Trust, a Massachusetts business trust, with its principal office and place of business at 21 Custom House Street, Boston, MA 02110 (the "Trust"), and Forum Administrative Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Citibank, N.A., with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust and Forum entered into that certain Administration Agreement on January 1, 2002 (the "Agreement"); and

         WHEREAS, certain other services are performed for the Trust by Forum Accounting Services, LLC and Forum Shareholder Services, LLC, each a wholly-owned subsidiary of Citibank, N.A., and together with Forum doing business in the United States as the Fund Services group of Citigroup Global Transaction Services ("Citigroup GTS Fund Services"); and

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Trust desires that Forum perform certain administrative services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree to amend and restate the Agreement as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to Forum copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FORUM

         (a) Subject to the direction and control of the Board, Forum shall manage all aspects of the Trust's operations with respect to the Funds except those that are the responsibility of any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust or each Fund, as applicable, Forum shall:

         (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such regulatory support, administrative and clerical functions not otherwise described in this Section 2(b) as are necessary to provide effective operation of the Trust;

         (ii) oversee (A) the preparation and maintenance by the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
         (B) the reconciliation of account information and balances among the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; and (D) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iv)  provide  the  Trust  with  adequate   general  office  space  and
         facilities and provide persons suitable to the Board to serve as officers of the Trust;

         (v) with the review of Trust counsel and with the cooperation of the Trust's investment advisers, the officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board, as applicable, including a general report to the Board covering the Trust's operations;

         (vi) with the review of Trust counsel and approval by the Trust or the Trust's investment adviser, Forum shall:

               (a) Based on information from the Fund's investment adviser, transfer agent, fund accountant, custodian, and distributor, prepare for filing the following documents required to be filed by the Trust with the SEC ("SEC Disclosure Filings") in either written or, if required or permitted, electronic format (e.g., pursuant to EDGAR): (1) periodic and other requested updates to the Registration Statement on Form N-1A or N-2, (2) prospectuses for each Fund and prospectus supplements, and (3) if requested and pursuant to mutually acceptable terms, proxy and information statements and related communications to shareholders;

               (b) Assist Trust counsel in preparing SEC exemptive order requests and No-Action Letter requests.

         (vii) based on information from the Fund's investment adviser, transfer agent, fund accountant, custodian, and distributor, as applicable, prepare for filing, and file or oversee the filing of, the following documents required to be filed by the Trust with the SEC (1) Forms N-CSR and N-SAR and any required financial data schedules, (2) Forms N-PX, (3) Forms 24F, and (4) joint insurance policy filings (the foregoing, together with SEC Disclosure Filings, being collectively "SEC Filings");

         (viii) Oversee the printing of SEC Filings that are intended to be distributed to shareholders;

         (ix) coordinate examinations of the Trust or a Fund by the staff of the SEC or other regulatory authorities, the responses to those examinations and the responses to general communications from those authorities;

         (x) assist the Trust and the Board in soliciting proposals for, analyzing, securing and documenting fidelity bond and director & and officers/errors & omissions insurance;

         (ix) assist the Trust's investment advisers and other appropriate persons with respect to regulatory compliance matters;

         (x) prepare, with the review of Trust counsel, and file and maintain the Trust's Organizational Documents and minutes of meetings of the Board, Board committees and shareholders;

         (xi) with the review of Trust counsel, prepare such filings as are necessary to maintain the Trust's existence and good standing under applicable state law;

         (xii) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xiii) advise the Trust and the Board on matters concerning the Trust and its affairs;

         (xiv) assist the Trust in the selection of other service providers, such as independent accountants, law firms and proxy solicitors;

         (xv) calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

         (xvi) authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

         (xvii) prepare Fund budgets,  pro-forma financial  statements,  expense
         and  profit/loss  projections  and  fee  waiver/expense   reimbursement
         projections on a periodic basis;

         (xviii) prepare financial statement expense information;

         (xix) request any necessary information from the Trust's transfer agent, fund accountant, investment advisers and distributor in order to prepare, and prepare, the Trust's Form N-SAR twice a year and any required financial data schedules;

         (xx) prepare semi-annual financial statements and oversee the production of the semi-annual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers, as applicable;

         (xxi) file the Funds' semi-annual financial statements with the SEC or ensure that the Funds' semi-annual financial statements are filed with the SEC and oversee the distribution of the financial statements to shareholders;

         (xxii) produce quarterly compliance reports for the Board;

         (xxiii) calculate data with respect to yields, dividend yields, distribution rates and total returns for dissemination to information services covering the investment company industry, for advertising and sales literature of the Trust and other appropriate purposes;

         (xxiv) report Fund data to investment company industry survey companies (i.e., Lipper Analytical Services, Inc.);

         (xxv) maintain CUSIP, ticker, news media and tax identification number listings;

         (xxvi) report applicable data to rating agencies (such as Standard & Poors) that rate a Fund;

         (xxvii) supervise the declaration of dividends and other distributions to shareholders and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

         (xxviii)   prepare   Federal  income  and  excise  tax  workpapers  and
         provisions;

         (xxix)  prepare,  execute  and file all  Federal  income and excise tax
         returns  and  state  income  and  other  tax  returns,   including  any
         extensions or amendments, each as agreed between the Trust and Forum;

         (xxx) calculate required Fund distributions to maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") and avoid, if applicable, Federal excise tax;

         (xxxi) perform other tax compliance and related reporting (limited to calculation of Code Section 851(b) "good income" and "diversification" testing, reporting the tax status of distributions and preparing year-end Federal tax notice data);

         (xxxii) prepare  financial  statement tax provisions  (limited to sixty
         (60) day shareholder tax notices disclosure, tax related footnotes and Statement of Position 95-3 ("ROCSOP") adjustments);

         (xxxiii) calculate income distributions for Funds that declare income distributions more often than annually but not daily and calculate capital gain distributions (in addition to typical calendar year end capital gain distributions);

         (xxxiv) perform monthly capital gain analyses based on book numbers adjusted for prior year unpaid spillback distribution requirements and capital loss carryforwards;

         (xxxv) provide assurance letters to the Trust's auditors as requested;

         (xxxvi)  assist,   in  consultation   with  the  Trust's  counsel,   in
         understanding applicable U.S. laws and regulations;

         (xxxvii) with the review of Trust counsel, prepare and/or review agreements between the Trust and third parties; and

         (xxxviii) review and authorize routine Section 24 filings.


     (c) Forum shall provide such other services and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation agreements.

     (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives at the Trust's expense. In the event the Trust designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

     (e) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

     (f) In order for Forum to perform the services required by this Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to Forum, and assist Forum as may be required and (ii) shall ensure that Forum has access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY;
         INDEMNIFICATION

     (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

     (b) The Trust agrees to indemnify and hold harmless Forum, its employees (as defined in Section 14(m)), directors and officers ("Forum Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d) (a "Forum Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

     (c) Forum agrees to indemnify and hold harmless the Trust, its employees, Trustees and officers ("Trust Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of (i) Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in
Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d), (ii) any breach of Forum's representation set forth in Section 13 (a "Trust Claim"), (iii) any breach of this Agreement by Forum, or
(iv) Forum's violation of law. Forum shall not be required to indemnify any Trust Indemnitee if, prior to confessing any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

     (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in reasonable and good faith reliance upon:

         (i) the advice of the Trust, the Trust's outside counsel and the Trust's independent accountants;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by a person or persons authorized by the Board to give such oral instruction. Provided that Forum has such reasonable belief, Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

         (iv) as to genuineness, any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Forum shall not be liable for the errors of other service providers to the Trust or their systems, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust, except to the extent such service provider is an affiliate of Forum.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

         (a) Forum represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (b) The Trust represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organizational Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.

         SECTION 5.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Class of each Fund the fees set forth in Appendix B hereto.

         All fees payable hereunder shall be accrued daily by the Trust. The fees payable for the services listed in clause (i) of Appendix B hereto shall be payable monthly on the first day of each calendar month for services to be performed during the following calendar month. The fees payable for the services listed in clause (ii) and for all reimbursements as described in Section 5(b) shall be payable monthly in arrears on the first day of each calendar month for services performed during the prior calendar month. If fees payable for the services listed in clause (i) begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         Nothing in this Agreement shall require Forum to perform any of the services listed in Section 2(a)(xxix), as such services may be performed by the Fund's independent accountant if appropriate.

          (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Clause (iii) of Appendix B hereto. Reimbursements shall be payable as incurred. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonably incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities. Any such expenses and charges shall be documented fully in the invoice submitted to the Trust for payment.

         (c) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Forum; provided, however, that Forum shall in all cases first reasonably attempt to apply to and obtain the advice and opinion of in-house counsel to the Administrator. The costs of any such advice or opinion of counsel to the Trust shall be borne by the Trust.

         (d) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement from the Trust with respect to: (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan; (ii) the provision of shareholder support or other services; (iii) service as a trustee or officer of the Trust; and (iv) services to the Trust, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (e) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (i) the fee payable under this Agreement; (ii) the fees payable to each investment adviser under an agreement between the investment adviser and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, the Trustees and officers and fidelity bond premiums; (vi) fees, interest charges and expenses of third parties, including the Trust's independent accountants, custodians, transfer agents, dividend disbursing agents and fund accountants; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses; (xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of maintaining [books of original entry] for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (xvi) costs of reproduction, stationery, supplies and postage; (xvii) fees and expenses of the Trust's Trustees and officers; (xviii) costs of Board, Board committee, and other corporate meetings; (xix) SEC registration fees and related expenses; (xx) state, territory or foreign securities laws registration fees and related expenses; and (xxi) all fees and expenses paid by the Trust in accordance with any Plan or Service Plan or agreement related to similar manners.

         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund or Class on the date first written above. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until terminated.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Trust.

         (d) The provisions of Sections 2(d), 3, 5(b), 6(d), 6(e), 8, 9, 13, 14(a) and 14(i) shall survive any termination of this Agreement.

         (e) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Trust except by the specific written consent of the other party. If the parties to this Agreement consent to assignment of all or any part of this Agreement, all terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 8.  CONFIDENTIALITY

         Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may:

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies;

         (c) release such other information as approved by the Trust, which approval shall not be withheld where Forum is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Forum shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust; and

         (d) Forum shall abide by the Trust's privacy policy pursuant to Regulation S-P promulgated under Section 504 of the Gramm-Leach-Bliley Act.

         SECTION 9.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 10.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Subject to prior written approval of the Trust, Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation or reimbursement of expenses from the Trust.

         SECTION 11.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 12.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 13.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 14.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 7, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business set forth above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l) The terms "affiliated  person" and  "assignment" shall   have   the
meanings ascribed thereto in the 1940 Act.

         (m) For purposes of this Agreement   only,  the  term  "employee," with
respect to Forum shall mean an employee of Citigroup GTS Fund Services, and not of any parent, subsidiary or other affiliated company of Forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                             ICM SERIES TRUST


                                        By:      /S/ WARREN J. ISABELLE
                                           -------------------------------------
                                                 Warren J. Isabelle
                                                 President



                                             FORUM ADMINISTRATIVE SERVICES, LLC


                                                 By:      /S/ CHARLES F. JOHNSON
                                                    ----------------------------
                                                          Charles F. Johnson
                                                          Director

                                ICM SERIES TRUST
                                 ADMINISTRATION

                        APPENDIX A -- DATED MAY 20, 2004


                               FUNDS OF THE TRUST:



o        ICM/Isabelle Small-Cap Value Fund

                              CLASSES OF THE TRUST:

o        Investment Shares
o        Institutional Shares



                                      -B1-